FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State


October 5, 1995

CAPITAL CONNECTION
P.O. BOX 10349
TALLAHASSEE, FL 32302



The Articles of Incorporation for PEREGRINE INDUSTRIES, INC. were filed on October 5, 1995 and assigned document number P95000076268. Please refer to this number whenever corresponding with this office regarding the above corporation.

PLEASE NOTE: COMPLIANCE WITH THE FOLLOWING PROCEDURES IS ESSENTIAL TO MAINTAINING YOUR CORPORATE STATUS. FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRIOR TO ITS FILING WITH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO INSURE THAT YOUR RECEIVE THE FEI NUMBER IN TIME TO FILE THE ANNUAL REPORT. TO OBTAIN A FEI NUMBER, CONTACT THE IRS AT 1-800-829-3676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT NOTICES REACH YOU.

Should you have any questions regarding corporations, please contact this office at the address given below.

Agnes Lunt, Corporate Specialist
New Filings Section                                  Letter Number: 595A00045191

                            ARTICLES OF INCORPORATION

                                       OF

                           PEREGRINE INDUSTRIES, INC.

         The undersigned Subscriber, being of natural person, competent to contract for the purpose of forming a corporation under the laws of the State of Florida, adopts the following Articles of Incorporation for such Corporation:

                                ARTICLE I - NAME

         The name of the Corporation shall be PEREGRINE INDUSTRIES, INC.

                              ARTICLE II - PURPOSE

         The purpose for which this Corporation is organized is to engage in any activity or business permitted under the laws of the United States and the State of Florida, including the transaction of any or all lawful business for which corporations may be incorporated.

                             ARTICLE III - EXISTENCE

         The Corporation is to have perpetual existence.

                               ARTICLE IV - STOCK

         The total number of shares of stock which the corporation shall have authority to issue is 10,000 shares of common stock, with a par value of $.01 per share.

                        ARTICLE V - ACQUISITION OF STOCK

         The shareholders of the corporation shall have the preemptive right to acquire unissued or treasury shares of the corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation.

                          ARTICLE VI - PRINCIPAL OFFICE

         The initial address of the principal office of the corporation is as follows:

                            837 Southeast 8th Avenue
                         Deerfield Beach, Florida 33441

                         ARTICLE VII - REGISTERED AGENT

         The name and address of the initial Registered Agent of the corporation is:
                                Merrill Yarbrough
                                837 Southeast 8th Avenue
                                Deerfield Beach, Florida 33441

                       ARTICLE VIII - NUMBER OF DIRECTORS

         The initial number of Directors of the Corporation shall be one (1). The number of Directors may be increased or decreased by the Bylaws adopted by the Shareholders at any time.

                         ARTICLE IX - NAME OF DIRECTORS

         The name and address of the member of the first Board of Directors is:

                             Merrill Yarbrough
                             837 Southeast 8th Avenue
                             Deerfield Beach, Florida 33441

                            ARTICLE X - INCORPORATORS

         The name and address of the incorporator is:

                             Merrill Yarbrough
                             837 Southeast 8th Avenue
                             Deerfield Beach, Florida 33441




                                                        ------------------------
                                                        MERRILL YARBROUGH

STATE OF FLORIDA           )
                           : SS
COUNTY OF BROWARD          )

         I HEREBY CERTIFY that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgments, MERRILL YARBROUGH, who produced a driver's license as identification, or is personally known to me and who executed the foregoing and acknowledged that same was executed freely and voluntarily for the purpose therein expressed.

         WITNESS my hand and seal at the County and State aforesaid this 2 day of October, 1995.

                                                     Maria E. Minor
                                                     ---------------------------
                                                     Notary Public.


                                                     Maria E. Minor
                                                     ---------------------------
                                                     Notary (Print)

My Commission Expires:

            CERTIFICATE OF DESIGNATING PLACE OF BUSINESS OR DOMICILE
              FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING
                REGISTERED AGENT UPON WHOM PROCESS MAY BE SERVED
                       AND ACCEPTANCE OF REGISTERED AGENT

                  Pursuant to Chapter 48.091, Florida Statutes, the following is submitted in compliance with said Act.

                  First, that PEREGRINE INDUSTRIES, INC., desiring to organize under the laws of the State of Florida with its principal office as indicated in the Articles of Incorporation, in the Deerfield Beach, Broward County, Florida, has named MERRILL YARBROUGH, located at 837 Southeast 8th Avenue, Deerfield Beach, Florida 33441, as its agent to accept service of process within this State.

                         ACCEPTANCE BY REGISTERED AGENT

                  Having been named to accept service of process for the above stated corporation, at place designed in this Certificate, I hereby accept to act in this capacity, and agree to comply with the provisions of said Act relative to keeping open said office.


                                                     Merrill A. Yarbrough
                                                     ---------------------------
                                                     MERRILL YARBROUGH

                           FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State



September 30, 1998


PEREGRINE INDUSTRIES, INC.
730 S MILITARY TR.
DEERFIELD BEACH, FL 33442US





Re: Document Number P95000076266

The Articles of Amendment to the Articles of Incorporation for PEREGRINE INDUSTRIES, INC., a Florida corporation, were filed on September 29, 1998.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H98000018068.

Should you have any question regarding this matter, please telephone (850) 487-6050, the Amendment Filing Section.


Darlene Connell
Corporate Specialist
Division of Corporations                    Letter Number: 698A00048923

                                STATE OF FLORIDA




                               Department of State




I certify the attached is a true and correct copy of the Articles of Amendment, filed on September 29, 1998, to Articles of Incorporation for PEREGRINE INDUSTRIES, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H98000018068. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P95000076266.

                     Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Thirtieth day of September, 1998


Authentication Code: 698A00048923-093098-P95000076266-1/1








GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST



                                                      Sandra B. Mortham
                                                      --------------------------
                                                      Secretary of State

CR2E022 (1-95)

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                           PEREGRINE INDUSTRIES, INC.

         The undersigned, being a natural person competent to contract, does hereby make, subscribe and file the Articles of Amendment to the Articles of Incorporation of Peregrine Industries, Inc., a Florida corporation, bearing Document #P95000076266, pursuant to Section 607.1003 of the Florida Business Corporation Act:

         1. The name of the corporation is Peregrine Industries, Inc. (the "Company").

         2. Article IV - Stock of the Company's Articles of Incorporation, as amended, is hereby deleted in its entirety and replaced with the following:

                               ARTICLE IV - STOCK

         The total number of shares of stock which the Company shall have the authority to issue is 30,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, par value $.0001 per share. Series of the preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority given in this paragraph.

         Of such 5,000,000 shares of preferred stock, the Company hereby designates a series consisting of 200,000 shares and designated as Series A 5% Cumulative Convertible Preferred Stock. The designations, rights and preferences of the Series A 5% Cumulative Convertible Preferred Stock are as follows:

         A. Initial Number. The initial number of authorized shares of the Series A 5% Cumulative Convertible Preferred Stock shall be 200,000 shares. Upon issuance of the shares of Series A 5% Cumulative Convertible Preferred Stock $5.00 per share shall be the stated capital of the Company.

         B. Voting Rights. Except as otherwise provided by law, the holders of the shares of Series A 5% Cumulative Convertible Preferred Stock shall not be entitled to any voting rights.

Prepared by:
ROXANNE K. BEILLY, ESQ., Fla. Bar #851450
Atlas, Pearlman, Trop & Borkson, P.A.
200 E. Las Olas Blvd., #1900
Ft. Lauderdale, FL  33301  Phone: 954-763-1200

         C. Conversion Privilege. The shares of Series A 5% Cumulative Convertible Preferred Stock are convertible at the option of either the holder or the Company, upon 30 days prior written notice, into shares of the Company's common stock, par value $.0001 per share, at the rate of one (1) share of common stock for one (1) share of Series A 5% Cumulative Convertible Preferred Sock.

         D. Redemption. The shares of Series A 5% Cumulative Convertible Preferred Stock are redeemable at the sole option of the Company at any time and from time to time at a redemption price of $5.00 per share plus any accrued but unpaid dividends.

         E. Dividends.

            (i) The shares of Series A 5% Cumulative Convertible Preferred Stock shall pay five percent (5%) annual dividends in arrears out of funds legally available for the payment of dividends by the Company, which such dividends shall be due and payable, so long as the shares are outstanding, on the 15th day of the month immediately following the end of each fiscal quarter commencing December 31, 1998 in preference and priority to any payment of any dividend on the common stock of the Company. Such dividends shall accrue on any given share from the day of original issuance of such share and shall accrue from day to day whether or not earned or declared.

            (ii) Any dividend payable on a dividend payment date may be paid, at the option of the Company, either (a) in cash or (b) in shares of the Company's common stock.

         F. Liquidation. In the event of any voluntary or involuntary dissolution or winding up of the Company, the holders of shares of Series A 5% Cumulative Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders an amount per share equal to $5.00 plus accrued but unpaid dividends, without interest, and no more, before any payment shall be made to the holders of any stock of the Company ranking junior to the Series A 5% Cumulative Convertible Preferred Stock. A merger of consolidation of the Company with or into any other corporation, share exchange or sale of conveyance of all or any part of the assets of the Company which shall not in fact result in the liquidation of the Company and the distribution of assets to its shareholders shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company within the meaning of this Paragraph F.

         G. Transferability. The shares of Series A 5% Cumulative Convertible Preferred Stock may be transferred at any time and from time to time at the sole option of the holder.

         3. The foregoing amendment was duly adopted by written consent of the holders of a majority of the issued and outstanding voting securities of the Company, which such votes cast for the amendment by such shareholders were sufficient for approval, and the unanimous written consent of the Board of Directors on September 29, 1998.

         IN WITNESS WHEREOF, these Articles of Amendment to the Articles of Incorporation has been executed on the 29th day of September, 1998.


                                                 Peregrine Industries, Inc.

                                                 By: /s/ Merrill A. Yarbrough
                                                     ---------------------------
                                                         Merrill A. Yarbrough,
                                                         President

                           FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State



         April 16, 1998


         PEREGRINE INDUSTRIES, INC.
         730 S MILITARY TR.
         DEERFIELD BEACH, FL 33442US





         Re: Document Number P95000076266

         The Articles of Amendment to the Articles of Incorporation for PEREGRINE INDUSTRIES, INC., a Florida corporation, were filed on April 16, 1998.

         The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H98000007188.

         Should you have any question regarding this matter, please telephone
(850) 487-6050, the Amendment Filing Section.


         Darlene Connell
         Corporate Specialist
         Division of Corporations                   Letter Number: 898A00020515

                                STATE OF FLORIDA




                               Department of State




         I certify the attached is a true and correct copy of the Articles of Amendment, filed on April 16, 1998, to Articles of Incorporation for PEREGRINE INDUSTRIES, INC., a Florida corporation, as shown by the records of this office.

         I further certify the document was electronically received under FAX audit number H98000007188. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

         The document number of this corporation is P95000076266.

                         Given under my hand and the
                         Great Seal of the State of Florida,
                         at Tallahassee, the Capital, this
                         the Sixteenth day of April, 1998


         Authentication Code: 698A00020515-041698-P95000076266-1/1








         GREAT SEAL OF THE STATE OF FLORIDA
         IN GOD WE TRUST



                                                         Sandra B. Mortham
                                                         -----------------------
                                                         Secretary of State

         CR2E022 (1-95)

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           PEREGRINE INDUSTRIES, INC.

                  The undersigned, being a natural person competent to contract, does hereby make, subscribe and file the Articles of Amendment to the Articles of Incorporation of Peregrine Industries, Inc., a Florida corporation, pursuant to Sections 607.0704 and 607.0821 of the Florida Business Corporation Act:

                  1. The name of the corporation is Peregrine Industries, Inc. (the "Company").

                  2. Article IV - Stock of the Company's Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

                               ARTICLE IV - STOCK

                  The total number of shares of stock which the corporation shall have the authority to issue is 30,000,000 shares of common stock, par value $.0001 per share.

                  3. All issued and outstanding shares of Common Stock of the Company held by each holder of record on March 23, 1998 shall be automatically increased at a rate of 12,750:1).

                  4. The foregoing amendment was duly adopted by unanimous written consent of the Board of Directors and all of the shareholders of the Company as of March 23, 1998.

                  IN WITNESS WHEREOF, these Articles of Amendment to the Articles of Incorporation has been executed on the 7h day of April, 1998.


                                       Peregrine Industries, Inc.

                                       By: /s/ Merrill A. Yarbrough
                                           -------------------------------
                                           Merrill A. Yarbrough, President


         Prepared by:
         Roxanne K. Beilly, Esq.
         Atlas, Pearlman, Trop & Borkson, P.A.
         200 E. Las Olas Blvd.
         Ft. Lauderdale, FL 33301
         Fla Bar #851450
         Phone: 954-763-1200

         H98000007188